UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 11, 2010

Andatee China Marine Fuel Services Corporation
(Exact name of registrant as specified in its charter)

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Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Dalian Ganjingzi District, Dalian Wan Lijiacun
Unit C, No. 68 West Binhai Road, Xigang District Dalian
People’s Republic of China
(Address of Principal Executive Office) (Zip Code)

011 (86411) 8360 4683
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers’ Compensatory Arrangements of Certain Officers

(b)           On June 11, 2010, the Board of Directors of the Registrant (the “Board”) accepted resignation of Chen Yuqiang, Chief Operating Officer of Dalian Xingyuan Marine Bunker Co. Ltd., a variable interest entity (VIE) through which entity Andatee China Marine Fuel Services Corporation conducts all of its business operations (collectively, the “Registrant”). Chen Yuqiang resigned from his office for personal reasons with the effective date of resignation of June 17, 2010.

(c)           On June 11, 2010, the Board also approved the appointment of Sun Xun, 41, as the Company’s new Chief Operating Officer, effective on June 17, 2010. Sun Xun is engaged on a full-time basis to, among other things, (i) oversee the Company’s operations; (ii) assist and support the Company’s research and development activities; and (iii) perform such responsibilities, duties and authority, and to render such services as are customary in such position and as the Chairman and CEO from time to time will reasonably direct. He will report directly to the Chairman of the Board.

Mr. Sun brings to Andatee over 20 years of operational experience in the PRC petrochemical industry. He has been with the Company for over 5 years as operations manager. Prior to joining Andatee, Mr. Sun was a Sales Manager at a subsidiary of Heilongjiang Petrochemical Company. Prior to that, he also sales manager for Dalian Hengda High Technology Co., Ltd. and Wuhan Chang Ning Engineering Co., Ltd.  From 1989 to 2002, he held various positions at Jiamushi Chemical Co., Ltd. And, during the last 4 years of his tenure at Jiamushi, he was appointed to the office of the Associate Director in the company’s sales department.

There is no arrangement or understanding between Sun Xun and any other persons pursuant to which he was appointed as discussed above. Nor are there any family relationships between Sun Xun and any executive officers and directors. Further, there are no transactions involving the Company and Sun Xun which transaction would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

 (e)          In addition to the foregoing, the Board also approved the terms and provisions of Sun Xun’s employment with the Company. His employment with the Company is “at will” and not for any specific term; it may be terminated by him or the Company at any time, with or without cause. Sun Xun will be entitled to annual base salary of RMB200,000 (approximately USD$30,000) during the term of his employment, subject to review by the Board, and to participate in all medical and other benefits available to all full-time employees of the Company, subject to eligibility requirements.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Wen Tong
Wen Tong, Chief Financial Officer

Date:           June 14, 2010